EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231864) of DuPont de Nemours, Inc. of our report dated June 12, 2026 relating to the financial statements and supplemental schedules of DuPont Retirement Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

June 12, 2026